UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

AMC ENTERTAINMENT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33892	26-0303916
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

One AMC Way

11500 Ash Street, Leawood, KS 66211

(Address of principal executive offices, including zip code)

(913) 213-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock	AMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.02. Unregistered Sales of Equity Securities.

To the extent applicable, the information set forth in Item 3.03 is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification of Rights of Security Holders.

On February 1, 2021, Wanda America Entertainment, Inc. (“Wanda”) converted its Class B common stock, $0.01 par value per share (the “Class B common stock”) of AMC Entertainment Holdings, Inc. (the “Company”), into an equal number of the Company’s Class A common stock, $0.01 par value per share (the “Class A common stock”), pursuant to the terms of the Company’s Third Amended and Restated Certificate of Incorporation (the “Charter”). No additional shares of Class B common stock will be issued following such conversion.

The conversion occurred pursuant to Article IV, Section M of the Charter, which provides that each share of Class B common stock shall be convertible into one fully paid and nonassessable share of Class A common stock at the option of the holder thereof at any time upon written notice to the Company. Pursuant to Article IV, Section M, the shares of Class B common stock that are converted pursuant to this section shall be retired by the Company and shall not be available for issuance.

The conversion had the following effects, among others, on the holders of the Class B common stock:

Voting Power. Prior to the conversion, Wanda as the holder of shares of Class B common stock was entitled to three votes per share of Class B common stock on any matter submitted to a vote of the Company’s shareholders. As a result of the conversion, all holders of Class A common stock have only one vote per share on all matters subject to a shareholder vote. In addition, the provisions of the Charter and Delaware law that entitled the holders of shares of Class A common stock and Class B common stock, in certain circumstances, to separate class voting rights are no longer applicable as a result of the conversion.

Economic Interests. Because holders of shares of Class A common stock are entitled to the same economic interests to which Wanda was entitled with respect to its Class B common stock before the conversion, including with regard to dividends, liquidation rights and treatment in connection with a change of control or merger transaction, the conversion had no impact on the economic interests of Wanda.

Capitalization. The conversion had no impact on the total number of the Company’s issued and outstanding shares of capital stock; the shares of Class B common stock converted into an equivalent number of shares of Class A common stock. The conversion also had no impact on the Company's total number of authorized shares of capital stock.

Item 8.01. Financial Statements and Exhibits

In order to permit sales of its common stock, on February 1, 2021, Wanda converted its Class B common stock to an equal number of Class A common stock. The information set forth in Item 3.03 is incorporated by reference into this Item 8.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMC ENTERTAINMENT HOLDINGS, INC.

Date: February 5, 2021	By:	/s/ Sean D. Goodman
Name: Sean D. Goodman
Title: Executive Vice President and Chief Financial Officer